Exhibit 5.1

April 17, 2020

Blink Charging Co.

407 Lincoln Road, Suite 704

Miami Beach, Florida 33139-3024

Ladies and Gentlemen:

We are acting as counsel for Blink Charging Co., a Nevada corporation (the “Company”), in connection with the issuance and sale of $20,000,000 of shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, all of which are authorized but heretofore unissued shares to be offered and sold by the Company pursuant to the Registration Statement on Form S-3 (Registration No. 333-233580) (the “Registration Statement”), originally filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), on August 30, 2019, which became effective on September 16, 2019, as supplemented by the prospectus supplement dated April 17, 2020, relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”).

We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for the opinions in this letter. Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Olshan Frome Wolosky LLP
Olshan Frome Wolosky LLP